Exhibit 1(c)2

FORM OF
AMENDMENT NO. 1 TO
THIRD AMENDED AND RESTATED
DISTRIBUTION AGREEMENT

August 5, 2013

KCCI, Ltd.
66 York Street
Jersey City, NJ 07302
Attention: Mark Nauman

Ladies and Gentlemen:

Reference is hereby made to that certain Third Amended and Restated Distribution Agreement, dated August 3, 2012, between the parties hereto and thereto (the “Third Amended Distribution Agreement”). Such parties desire to amend the Third Amended Distribution Agreement as hereinafter set forth. Accordingly, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree to amend the Third Amended Distribution Agreement as set forth below:

I.    Amendments

1.    All references in the Third Amended Distribution Agreement to “this Agreement” (including similar references in the Third Amended Distribution Agreement such as “herein”) shall now mean the Third Amended Distribution Agreement, as amended by this Amendment No. 1.

2.    The second paragraph of the Third Amended Distribution Agreement is amended by deleting the reference to “5,285,535 Shares” in the definition of “Remaining Shares” and replacing with “4,209,892 Shares”.

3.    The third paragraph of the Third Amended Distribution Agreement is amended as follows:
a.    by deleting the reference to “registration statement on Form S-3 (No. 333-170289)” in the definition of “registration statement” and replacing with “registration statement on Form S-3 (No. 333-___________)”; and

b.    by deleting the reference to “the prospectus supplement, dated August 3, 2012” in the definition of “Prospectus Supplement” and replacing with “the prospectus supplement, dated August 5, 2013”.

4.    Section 3(b) of the Third Amended Distribution Agreement is amended and restated as follows:

Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold the Shares contemplated by the Prior Distribution Agreement or this Agreement by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer and sale of the Shares, in each case other than (i) the Prospectus, (ii) the Company's prospectus supplement, dated February 19, 2008 and accompanying prospectus dated December 10, 2007, (iii) the Company's prospectus supplement, dated February 27, 2009 and accompanying prospectus dated December 10, 2007, (iv) the Company's prospectus supplement, dated February 18, 2011 and accompanying prospectus dated November 2, 2010 and (v) the Company's prospectus supplement, dated August 3, 2012 and accompanying prospectus dated November 2, 2010 (the documents specified in clauses (ii) through (v), collectively, the “Prior Prospectuses”); the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act in connection with the offer and sale of the Shares; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Remaining Shares contemplated by the Registration Statement.

5.    Section 3(d) of the Third Amended Distribution Agreement is amended by deleting the reference to “April 30, 2012” with respect to the existing order of the Minnesota Public Utilities Commission and replacing it with “April 29, 2013”.

6.    Exhibits A, B, C and D of the Third Amended Distribution Agreement are each amended to include references to this Amendment No. 1 to the Third Amended and Restated Distribution Agreement (the “Amendment”) and to make the other changes set forth therein, and are restated and set forth in their entirety as Exhibits A, B, C and D, respectively, to this Amendment.

II.    Governing Law; Construction

THIS AMENDMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

III.    Counterparts

This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth the understanding among ALLETE, Inc. and KCCI, Ltd., please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between ALLETE, Inc. and KCCI, Ltd.

Very truly yours,

ALLETE, Inc.

By
Name:	Mark A. Schober
Title:	Sr. Vice President and CFO

Accepted and agreed to as of the
date first above written:

KCCI Ltd.

By
Name:	Mark Nauman
Title:	President

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